                                                                    EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

              IPC HOLDINGS, LTD. REPORTS FIRST QUARTER 2006 RESULTS

PEMBROKE, BERMUDA, April 25, 2006. IPC Holdings, Ltd. (NASDAQ: IPCR) today reported net income for the quarter ended March 31, 2006 of $62.6 million, or $0.86 per common share, compared to $44.0 million, or $0.91 per common share, for the first quarter of 2005.

                                                                   Quarter ended
                                                                     March 31,
                                                          --------------------------------
                                                               2006             2005
                                                               ----             ----
                                                            (unaudited)     (unaudited)
                                                            (expressed in thousands of
                                                          U.S. Dollars, except per share
                                                                     amounts)
NET OPERATING INCOME                                            $ 75,261         $47,165

Adjustment for net realized losses                               (12,614)         (3,210)
                                                          -------------------------------
NET INCOME                                                       $62,647         $43,955
                                                          -------------------------------
Preferred dividend                                                 4,234               -
                                                          -------------------------------
NET INCOME AVAILABLE TO COMMON
SHAREHOLDERS                                                     $58,413         $43,955
                                                          ===============================
Basic net income available to common
shareholders, per common share                                     $0.92          $ 0.91
Diluted net income per common share                                $0.86          $ 0.91

NET OPERATING INCOME PER COMMON SHARE (DILUTED)                    $1.04          $ 0.97

Weighted average number of common shares - basic              63,612,760      48,330,812
Weighted average number of common shares - diluted            72,618,979      48,429,102


NON-GAAP FINANCIAL MEASURES:

In addition to the GAAP financial measures set forth herein, IPC Holdings, Ltd. (the "Company") has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. "Net operating income" and its per share equivalent, as used herein, differ from "net income" and its per share equivalent under GAAP, which the Company believes is the most directly comparable GAAP measure. Net operating income is a common performance measurement which, as calculated by the Company, is net income excluding net realized gains and losses on investments. These items are excluded because they are not considered by management to be relevant indicators of the performance of or trends in our business operations, but rather of the investment and credit markets in general. We believe that the presentation of net operating income provides useful information regarding our results of operations because it follows industry practice, is followed closely by securities analysts and rating agencies, and enables investors and securities analysts to make performance comparisons with our peers in the insurance industry. This measure may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on net operating income as a non-GAAP measure in assessing IPC's overall financial performance.

RESULTS OF OPERATIONS:

For the quarter ended March 31, 2006, our net operating income was $75.3 million, or $1.04 per share, compared to $47.2 million, or $0.97 per share for the first quarter of 2005.

President and Chief Executive Officer Jim Bryce commented: "We were gratified by our U.S. clients' recognition of the losses of 2005 and the increased cost of capital that we, and all reinsurers, now face, as reflected by price increases on U.S. business that renewed on January 1, 2006. However, we were less satisfied by the lack of robust increases achieved on non-U.S. business. The current trend during the second quarter to date is still a substantially improving rate environment in the U.S., and more encouraging signs outside of the U.S. For the first time since the early 1990s, we are seeing signs of a `hard market', characterized by a shortage of capacity for U.S. national accounts, and/or retrocessional business generally, irrespective of price. We are also pleased to report that, in our opinion, new capacity that entered the market at the beginning of the year, has been utilized in a cautious and disciplined manner to date. As a result of the events in 2005, there is a greater awareness of and sensitivity to both frequency and severity of catastrophic activity, again reflected by increased client retentions combined with robust pricing, as well as more conservative risk management and enhanced risk selection methodology, which we at IPC continue to adopt and develop. We remain watchfully optimistic about conditions in the property reinsurance industry for the remainder of 2006 and 2007."

In the quarter ended March 31, 2006, we wrote gross premiums of $235.6 million, compared to $205.8 million in the first quarter of 2005. This increase was due to price increases and new business. The effect of changes to business written for existing clients, which includes pricing, changes to program structure and/or renewal dates, as well as changes to foreign exchange rates, was a $32.6 million increase in the first quarter of 2006, compared to the first quarter of 2005. In addition, we wrote new business of $17.9 million, which more than offset business that we did not renew, which totalled $13.9 million. Reinstatement premiums were $7.7 million less in the first quarter of 2006, compared to the first quarter of 2005, primarily due to accrual adjustments made to reinstatement premiums on IBNR reserves. Excess of loss premium adjustments were $0.8 million more in the quarter ended March 31, 2006 in comparison to the first quarter of 2005.

In the first quarter of 2006, we ceded $8.4 million of premiums to our retrocessional facilities, compared with $9.0 million for the quarter ended March 31, 2005. The actual contracts ceded are at IPC's underwriters' judgement in optimizing the risk profile of the portfolio, which can cause premiums ceded to vary as a proportion of our gross writings, from quarter to quarter.

We earned net premiums of $86.9 million in the first quarter of 2006, compared to $82.0 million in the first quarter of 2005. This increase is also due to the increase in written premiums, offset in part by the adjustments to reinstatement premiums noted above.

We earned net investment income of $24.6 million in the quarter ended March 31, 2006, compared to $17.5 million in the first quarter of 2005. Investment income in the first quarter of 2006 included $2.1 million in dividends from our investments in equity funds and a fund of hedge funds. By comparison, we received a dividend of $4.8 million from these investments in the first quarter of 2005. However, we benefitted from an increase in the average yield of our fixed income investment portfolio, as well as a significant increase in the average balance of invested assets, which resulted from our capital-raising which took place in November 2005.

We realized a net loss of $(12.6) million from the sale of investments in the quarter ended March 31, 2006, compared to a net loss of $(3.2) million in the first quarter of 2005. Net realized gains and losses fluctuate from period to period, depending on the individual securities sold. In addition, net realized losses in the first quarter of 2006 include a write-down of $7.7 million in the cost basis of certain fixed income securities where management has determined there had been a decline in value which was other than temporary, caused by changes in interest rates.

In the quarter ended March 31, 2006, we incurred net losses and loss adjustment expenses of $22.1 million, compared to $37.9 million for the first quarter of 2005. Our losses in the first quarter of 2006 include reserves for cyclone Larry, which struck Queensland, Australia on March 20, 2006, for which we have estimated total claims in the amount of $8 million. The balance of the incurred claims in the quarter related to an explosion which occurred in the UK in December 2005, and increases to our estimate of losses from prior periods, primarily hurricane Rita. Our loss ratio, which is the ratio of net losses and loss adjustment expenses to net premiums earned, was 25.4% for the quarter ended March 31, 2006, compared to 46.3% for the first quarter of 2005.

Our net acquisition costs, which are primarily commissions and fees paid to brokers for the production of business, were $8.8 million for the first quarter of 2006, compared to $8.1 million in the first quarter of 2005. These costs have increased proportionately with the increase in earned premiums. General and administrative expenses totaled $6.3 million in the first quarter of 2006, compared to $6.0 million in the first quarter of 2005. The increase is the result of service fees incurred, which are based on earned premiums.

Our expense ratio, which is the ratio of net acquisition costs plus general and administrative expenses to net premiums earned, was 17.4% for the first quarter of 2006, compared to 17.2% for the first quarter of 2005.

On April 25, 2006, the Board of Directors declared a quarterly dividend of $0.16 per common share, payable on June 22, 2006, to shareholders of record on June 6, 2006. In addition, the Board of Directors declared a preferred dividend of $0.475781 per Series A Mandatory Convertible preferred share, payable on May 15, 2006 to preferred shareholders of record on May 1, 2006.

Our management will be holding a conference call to discuss these results at 8:30 a.m. Eastern time tomorrow, April 26, 2006. This conference call will be broadcast simultaneously on the internet and can be accessed from our website at www.ipcre.bm, under the 'News' / 'Webcasts' section, and a replay of the call will also be available at this site from 10:30 a.m. Eastern time until 12:00 midnight Eastern time on Wednesday, May 3, 2006.

This press release contains certain forward-looking statements within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about our beliefs, plans or expectations, are forward-looking statements. These statements are based on our current plans, estimates and expectations. Some forward-looking statements may be identified by our use of terms such as "believes," "anticipates," "intends," "expects" and similar statements of a future or forward-looking nature. In light of the inherent risks and uncertainties in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by us or any other person that our objectives or plans will be achieved. A non-exclusive list of important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) the occurrence of natural or man-made catastrophic events with a frequency or severity exceeding our expectations; (b) the adequacy of our loss reserves and the need to adjust such reserves as claims develop over time; (c) any lowering or loss of one of our financial ratings of our wholly-owned subsidiary, IPCRe Limited; (d) the effect of competition on market trends and pricing; (e) changes in general economic conditions, including changes in interest rates and/or equity values in the United States of America and elsewhere; and (f) other factors set forth in our most recent reports on Form 10-K, Form 10-Q and other documents on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not intend, and are under no obligation, to update any forward-looking statement contained in this press release.

IPC Holdings, Ltd., through its wholly-owned subsidiary IPCRe Limited, provides property catastrophe reinsurance and, to a limited extent, aviation, property-per-risk excess and other short-tail reinsurance on a worldwide basis.

        CONTACT:  JIM BRYCE, PRESIDENT AND CHIEF EXECUTIVE OFFICER OR
                  JOHN WEALE, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

                  TELEPHONE: 441-298-5100

                       IPC HOLDINGS, LTD. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

 (Expressed in thousands of United States dollars, except for per share amounts)

--------------------------------------------------------------------------------

                                                                    As of                     As of
                                                               March 31, 2006          December 31, 2005
                                                               --------------          -----------------
                                                                 (unaudited)
ASSETS:

Fixed maturity investments:
   Available for sale, at fair value                                 $ 1,970,738              $ 1,998,606
Equity investments, available for sale, at fair value                    555,341                  530,127
Cash and cash equivalents                                                 25,152                   31,113
Reinsurance premiums receivable                                          258,729                  180,798
Deferred premiums ceded                                                    7,921                    4,120
Losses and loss adjustment expenses recoverable                              715                    1,054
Accrued investment income                                                 21,456                   19,885
Deferred acquisition costs                                                21,345                    7,843
Prepaid expenses and other assets                                          8,124                    4,735
                                                            ----------------------     --------------------
    TOTAL ASSETS                                                     $ 2,869,521              $ 2,778,281
                                                            ======================     ====================
LIABILITIES:

Reserve for losses and loss adjustment expenses                        $ 950,144              $ 1,072,056
Unearned premiums                                                        210,337                   66,311
Reinsurance premiums payable                                               8,013                    4,991
Deferred fees and commissions                                              2,458                    1,363
Accounts payable and accrued liabilities                                  19,336                   17,160
                                                            ----------------------     --------------------
    TOTAL LIABILITIES                                                  1,190,288                1,161,881
                                                            ----------------------     --------------------
SHAREHOLDERS' EQUITY:

Share capital:
  Common shares outstanding, par value U.S.$0.01                             637                      637
  Mandatory convertible preferred shares, par value
  U.S.$0.01                                                                   90                       90
Additional paid-in capital                                             1,474,283                1,473,257
Deferred stock grant compensation                                         (2,807)                  (2,492)
Retained earnings                                                        100,362                   52,126
Accumulated other comprehensive income                                   106,668                   92,782
                                                            ----------------------     --------------------
    TOTAL SHAREHOLDERS' EQUITY                                         1,679,233                1,616,400
                                                            ----------------------     --------------------

                                                            ----------------------     --------------------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                     $ 2,869,521              $ 2,778,281
                                                            ======================     ====================

                       IPC HOLDINGS, LTD. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME

                (Expressed in thousands of United States dollars)

--------------------------------------------------------------------------------

                                                      Quarter ended March 31,
                                                      -----------------------
                                                       2006              2005
                                                       ----              ----
                                                   (unaudited)       (unaudited)
REVENUES:

Gross premiums written                                 $235,592         $205,841
Premiums ceded                                           (8,425)          (9,023)
                                                  ---------------    -------------
Net premiums written                                    227,167          196,818
Change in unearned premium reserve, net                (140,224)        (114,780)
                                                  ---------------    -------------
Net premiums earned                                      86,943           82,038
Net investment income                                    24,604           17,515
Net realized (losses) on investments                    (12,614)          (3,210)
Other income                                                837            1,109
                                                  ---------------    -------------
                                                         99,770           97,452
                                                  ---------------    -------------

EXPENSES:

Net losses and loss adjustment expenses                  22,096           37,936
Net acquisition costs                                     8,789            8,122
General and administrative expenses                       6,349            6,016
Net exchange (gain) loss                                   (111)           1,423
                                                  ---------------    -------------
                                                         37,123           53,497
                                                  ---------------    -------------

NET INCOME                                             $ 62,647         $ 43,955

Preferred dividend                                        4,234               --

                                                  ---------------    -------------
NET INCOME AVAILABLE TO
COMMON SHAREHOLDERS                                     $58,413         $ 43,955
                                                  ===============    =============

Loss and loss expense ratio (1)                            25.4%            46.3%
Expense ratio (2)                                          17.4%            17.2%
Combined ratio (Sum of 1 + 2)                              42.8%            63.5%